Exhibit 99.2

Mattress Firm to Present at the

14th Annual ICR XChange Investor Conference

HOUSTON, January 10, 2012 /PRNewswire/ — Mattress Firm Holding Corp. announced today that the Company will be presenting at the 14th Annual ICR XChange Investor Conference on Wednesday, January 11, 2012 at The Fontainebleau Hotel in Miami Beach, Florida.  The presentation will begin at 2:25 PM (Eastern time).

Investors and interested parties may access a live audio webcast in the Investor Relations section of Mattress Firm’s website at http://ir.mattressfirm.com, or the ICR XChange website at www.icrxchange.com under the “Webcast” tab.  The webcast will also be archived on both websites.

About Mattress Firm

Houston-based Mattress Firm is one of the nation’s leading specialty bedding retailers, offering a broad selection of both traditional and specialty mattresses from leading manufacturers, including Sealy, Serta, Simmons, Stearns & Foster and Tempur-Pedic.

Investor Relations Contact: Brad Cohen, ir@mattressfirm.com, 713.343.3652

Media Contact: Sari Martin, mattressfirm@icrinc.com, 203.682.8345

5815 Gulf Freeway • Houston, TX • 77023 • Phone: 713-923-1090 • Fax: 713-923-1096